UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 5, 2008, John Ferrari, Chief Financial Officer of United Therapeutics Corporation, and Professor Raymond Dwek, an independent director of United Therapeutics, adopted pre-arranged trading plans in accordance with Securities and Exchange Commission Rule 10b5-1 (“10b5-1 Plans”) and United Therapeutics’ Securities Trades by Company Personnel Policy.

Rule 10b5-1 of the Securities Exchange Act of 1934 permits officers and directors of public companies to adopt predetermined written plans for trading specified amounts of company stock when they are not in possession of material nonpublic information in order to gradually diversify their investment portfolios, to minimize the market effect of stock sales by spreading them out over an extended period of time, and to avoid concerns about initiating stock transactions while in possession of material nonpublic information.

The 10b5-1 Plan adopted by Mr. Ferrari involves a market order to sell 26,000 shares of United Therapeutics common stock (“shares”), which will be issued as a result of the exercise of certain employee stock options, on November 6, 2008, subject to minimum price thresholds.  Those shares that do not sell on November 6, 2008, will be aggregated with another tranche of 26,000 shares.  The sum of these two tranches will be divided by 26, and the quotient will be sold on the first and third Thursdays of every month beginning December 4, 2008, and ending December 17, 2009.  All shares under the plan will be acquired through the exercise of certain employee stock options and will be sold on the open market at prevailing market prices subject to minimum price thresholds.  The plan will expire when the maximum amount of 52,000 shares has been sold or December 17, 2009, whichever first occurs.

The 10b5-1 Plan adopted by Professor Dwek involves a market order to sell a total of 14,355 shares on a quarterly basis beginning in November 2008 and ending in January 2010, with all such shares acquired through the exercise of stock options annually awarded to United Therapeutics’ directors.  Shares will be sold under the plan on the open market at prevailing market prices subject to a minimum price threshold.  The plan will expire when the maximum amount of 14,355 shares has been sold or January 31, 2010, whichever first occurs.

The transactions under these plans will be disclosed publicly through Form 144 filings with the Securities and Exchange Commission.  Corresponding Form 4 filings will also be posted on United Therapeutics’ website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS
CORPORATION
(Registrant)

Dated: August 8, 2008	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel